Exhibit 10.8

FIRST AMENDMENT TO LOAN SERVICES AGREEMENT

This First Amendment to that certain Loan Services Agreement dated as of January 1, 2004 (“Services Agreement”) made between INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC, (“Business Manager”) a Maryland corporation and INLAND MORTGAGE SERVICING CORPORATION (“Service Provider”), an Illinois corporation, is made as of May 1, 2005.

RECITAL

Business Manager and Service Provider desire to amend the Compensation paid to Service Provider by providing for a monthly per loan charge in lieu of a percentage charge.

NOW THEREFORE, in consideration of the agreements to be made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Recital set forth above is hereby incorporated herein by reference.

2. Effective as of May 1, 2005, Paragraph 2 of Exhibit A to the Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

“2. Compensation: In consideration of the services rendered by Service Provider under the terms of this Agreement, Service Provider shall be entitled to a monthly fee for each month during the term of this Agreement calculated as follows: $190.00 per loan serviced per month. The monthly fee due shall be paid by the REIT to Service Provider within two (2) days after receipt of each billing. All monthly compensation shall be deemed fully earned on the first day of each month. There shall be no proration of monthly compensation in the event this Agreement is terminated on any day other than the last day of a month.”

In all other respects the Services Agreement remains in full force and effect.

INLAND WESTERN RETAIL REAL ESTATE ADVISORY SERVICES, INC.
By:	/s/ Brenda Gail Gujral
Its:	Vice President

INLAND MORTGAGE SERVICING CORPORATION
By:	/s/ Frances C. Panico
Its:	President

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